Exhibit 16.1

Ernst & Young LLP 5 Houston Center 1401 McKinney, Suite 2400 Houston, TX 77010	Tel: +713 750 1500 Fax: +713 750 1501 ey.com

June 18, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated June 18, 2020 of Tetra Technologies, Inc. and are in agreement with the statements contained in the 1st, 2nd and 3rd paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP